UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

MYREXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Xstelos Holdings, Inc. 630 Fifth Avenue, Suite 2260 New York, NY		10020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On April 29, 2013, Myrexis, Inc. (the “Company”) filed an amendment to its Certificate of Incorporation (the “Protective Amendment”) with the Secretary of State of the State of Delaware that restricts certain transfers of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits.  The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfer of the Company’s common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Protective Amendment) from less than 4.75% to 4.75% or more of the Company’s common stock, or increase the ownership percentage of a Person owning or deemed to own 4.75% or more of the Company’s common stock.  Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee.  The Protective Amendment permits the Company’s Board of Directors to approve transfers of the Company’s common stock that would otherwise violate the transfer restrictions in the Protective Amendment if it determines that the approval is in the best interests of the Company.

The foregoing description of the Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Protective Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 3.03 above regarding the Protective Amendment is incorporated herein by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on April 26, 2013.  At the meeting, the stockholders of the Company cast their votes as set forth below.

Proposal 1.  Election of Directors.  All nominees for director were elected.

Name	For	Withheld	Broker Non-Votes
Steven D. Scheiwe as a Class I director for a term ending at the 2013 annual meeting of stockholders	20,737,673	2,226,225	10,085,992
Jonathan M. Couchman as a Class II director for a term ending at the 2014 annual meeting of stockholders	20,800,234	2,163,664	10,085,992
Michael C. Pearce as a Class III director for a term ending at the 2015 annual meeting of stockholders	20,842,353	2,121,545	10,085,992

Proposal 2.  Approval of an amendment to the Company’s Certificate of Incorporation to restrict certain transfers of common stock in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits.  The amendment was approved.

For	Against	Abstain	Broker Non-Votes
17,918,388	5,034,271	11,238	10,085,993

Proposal 3.  Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.  The appointment of EisnerAmper LLP was approved.

For	Against	Abstain	Broker Non-Votes
30,098,814	2,769,984	181,092	0

Proposal 4.  Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement.  The advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
19,741,653	2,065,497	1,156,747	10,085,993

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation to Implement the Protective Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2013	MYREXIS, INC.

	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	Chairman, President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation to Implement the Protective Amendment